UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  August 31, 2018

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive office and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement
(a)    On August 31, 2018, an indirect subsidiary of NextEra Energy Partners, LP (NEP), NextEra Energy Partners Acquisitions, LLC (NEP Acquisitions), entered into a purchase and sale agreement with NEP US SellCo, LLC (the seller) and ESI Energy, LLC, both of which are subsidiaries of NextEra Energy Resources, LLC. Pursuant to the terms of the purchase and sale agreement, NEP Acquisitions agreed to acquire from the seller 100% of the membership interests in NEP Renewables, LLC (NEP Renewables), which owns 100% of the membership interests in each of:

•
Breckenridge Wind Class A Holdings, LLC, which owns 100% of the Class A membership interests of Breckenridge Wind Project, LLC, a project company that owns an approximately 98 megawatt (MW) wind generation facility located in Oklahoma;

•
Carousel Wind Holdings, LLC, which owns 100% of the Class A membership interests of Carousel Wind Farm, LLC, a project company that owns an approximately 150 MW wind generation facility located in Colorado;

•
Monarch Wind Holdings, LLC, which owns 100% of the Class A membership interests of Monarch Wind, LLC, which indirectly owns two wind generation facilities, Javelina II and Rush Springs Wind, with a combined generating capacity of approximately 450 MW, located in Texas and Oklahoma, respectively;

•	Mountain View Solar Holdings, LLC, which owns Mountain View Solar, LLC, a project company that owns an approximately 20 MW solar generation facility located in Nevada;

•
Pacific Plains Wind Class A Holdings, LLC, which owns 100% of the Class A membership interests of Pacific Plains Wind, LLC, which indirectly owns three wind generation facilities, Bluff Point, Cottonwood and Golden Hills North, with a combined generating capacity of approximately 255 MW, located in Indiana, Nebraska and California, respectively; and

•
Palomino Wind Holdings, LLC, which owns 100% of the Class A membership interests of Palomino Wind, LLC, which indirectly owns three wind generation facilities located in Kansas, Kingman I, Kingman II and Ninnescah, with a combined generating capacity of approximately 415 MW.

The acquisition of the foregoing entities is expected to close during the fourth quarter of 2018 for a total consideration of approximately $1,275 million, subject to customary working capital and other adjustments, plus the assumption of approximately $930 million in existing noncontrolling interests related to differential membership investors and $38 million of existing debt. The transaction is subject to the receipt of regulatory approvals and satisfaction of customary closing conditions.

NEP expects to fund the purchase price for the acquisition through a combination of cash on hand and capacity under an existing credit facility. Funds drawn under the credit facility are expected to be immediately repaid with the $750 million financing transaction described in (b) below.

The purchase and sale agreement contains customary representations, warranties and covenants by the parties. The parties are obligated, subject to certain limitations, to indemnify each other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

The terms of the purchase and sale agreement were unanimously approved by NEP’s conflicts committee, which is comprised of the independent members of the board of directors of NEP. The conflicts committee retained independent legal and financial advisors to assist in evaluating and negotiating the acquisition. In approving the acquisition, the conflicts committee based its decision, in part, on an opinion from its independent financial advisor.

The foregoing description of the purchase and sale agreement is qualified in its entirety by reference to the agreements filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

(b)    On August 31, 2018, NEP, NEP Renewables Holdings, LLC (NEP Renewables Holdings) and NEP Renewables entered into a membership interest purchase agreement (membership purchase agreement) with Western Renewables Partners LLC, an affiliate of a fund managed by BlackRock Global Energy & Power Infrastructure (BlackRock) for the purpose of financing the acquisition of NEP Renewables. BlackRock has committed to pay approximately $750 million to NEP Renewables Holdings for 100% of the non-controlling Class B interest in NEP Renewables, representing an approximately 59% investment in NEP Renewables, subject to the specified conditions set forth in the membership purchase agreement. NEP Renewables Holdings will retain 100% of the Class A interest, representing an approximately 41% investment in NEP Renewables, and NEP will consolidate NEP Renewables.

Under the amended and restated limited liability company agreement for NEP Renewables (the LLC agreement) that will be entered into at funding, NEP, through its indirect ownership of NEP Renewables Holdings, will receive 85% of NEP Renewables’ cash distributions for the first three years after funding, and BlackRock will receive 15%, which implies a yield of approximately 2.5% per annum for the first three years. After three years, NEP will receive 20% of NEP Renewables’ cash distributions and BlackRock will receive 80%. From the third to the fourth anniversary after funding, NEP has the option (the buyout right), subject to certain limitations and extensions, to purchase 100% of BlackRock’s interest in NEP Renewables at a buyout price that implies a 7.75% pre-tax return to BlackRock (inclusive of all prior distributions). If exercised, NEP has the right to pay at least 70 percent of the buyout price in

NEP non-voting common units, issued at the then-current market price of NEP common units, with the balance paid in cash, subject to limitations as described in the LLC agreement. Beginning January 1, 2025, NEP will give BlackRock, under a registration rights agreement to be entered into at funding, certain rights to require NEP, under certain circumstances, to initiate underwritten offerings for the common units that are issuable if NEP exercises the buyout right.

Pursuant to the LLC agreement, NEP's limited partnership agreement will be amended and restated to establish the rights of the NEP non-voting common units. Following any exercise of the buyout right, the NEP non-voting common units will be a new class of securities that will have, among other terms, the right to receive pro rata quarterly cash distributions and rights, subject to certain limitations, to convert the NEP non-voting common units into NEP common units on a one-for-one basis.

The foregoing description of the membership purchase agreement is qualified in its entirety by reference to the agreement filed as Exhibit 2.3 to this Current Report on Form 8-K and incorporated herein by reference.

BlackRock is also the indirect owner of approximately 64% of the outstanding Series A convertible preferred units representing limited partner interests in NEP that were issued in November 2017.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
2.1*
Amended and Restated Purchase and Sale Agreement, dated as of February 22, 2016, by and between NEP US SellCo, LLC and NextEra Energy Partners Acquisitions, LLC, as amended by First Global Amendment to Amended and Restated Purchase and Sale Agreement, dated as of September 8, 2016, by and between NEP US SellCo, LLC, NextEra Energy Partners Acquisitions, LLC and ESI Energy, LLC (filed as Exhibit 2.1 to Form 10-Q for the quarter ended September 30, 2017, File No. 1-36518)

2.2
Amendment to Amended and Restated Purchase and Sale Agreement (2018 Projects Annex), dated as of August 31, 2018, by and among NEP US SellCo LLC, NextEra Energy Partners Acquisitions, LLC and ESI Energy, LLC

2.3	Membership Interest Purchase Agreement
__________________________

*	Incorporated herein by reference.

NEP agrees to furnish to the SEC upon request any instrument with respect to long-term debt that NEP has not filed as an exhibit pursuant to the exemption provided by Item 601(b)(4)(iii)(A) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 5, 2018

NEXTERA ENERGY PARTNERS, LP
(Registrant)

TERRELL KIRK CREWS, II
Terrell Kirk Crews, II Controller and Chief Accounting Officer

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